EXHIBIT 1

                             JOINT FILING AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of ordinary shares, nominal value 2 euros per share of IFCO Systems NV is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1). This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated:  February 14, 2001

                            GENERAL ELECTRIC ERSTE BETEILIGUNGS GMBH

                            By: Jonathan K. Sprole
                                ----------------------------------------------
                                Name: Jonathan K. Sprole
                                Title: Attorney-in-fact



                            TIP HOLDINGS GMBH

                            By: Jonathan K. Sprole
                                ----------------------------------------------
                                Name: Jonathan K. Sprole
                                Title: Attorney-in-fact



                            TIP OVERSEAS HOLDING BV

                            By: Jonathan K. Sprole
                                ----------------------------------------------
                                Name: Jonathan K. Sprole
                                Title: Attorney-in-fact



                            GENERAL ELECTRIC CAPITAL CORPORATION

                            By: Jonathan K. Sprole
                                ----------------------------------------------
                                Name: Jonathan K. Sprole
                                Title: Dept. Operations Manager



                              Page 17 of __ Pages

                            GENERAL ELECTRIC CAPITAL SERVICES, INC.

                            By: Jonathan K. Sprole
                                ----------------------------------------------
                                Name: Jonathan K. Sprole
                                Title: Attorney-in-fact



                            GENERAL ELECTRIC COMPANY

                            By: Jonathan K. Sprole
                                ----------------------------------------------
                                Name: Jonathan K. Sprole
                                Title: Attorney-in-fact


















                              Page 18 of __ Pages

                            GE ASSET MANAGEMENT INCORPORATED

                            By: Michael M. Pastore
                                ----------------------------------------------
                                Name: Michael M. Pastore
                                Title: Vice President



                            GENERAL ELECTRIC PENSION TRUST

                            By: GE Asset Management Incorporated
                            Its Investment Manager

                            By: Michael M. Pastore
                                ----------------------------------------------
                                Name: Michael M. Pastore
                                Title: Vice President
















                              Page 19 of __ Pages